                                                                   EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT, dated as of May 31, 2000 (this "Agreement"), is made and entered into by and among UTI Corporation, a Pennsylvania corporation (the "Company"), Medical Device Manufacturing, Inc. d/b/a Rivo Technologies, a Colorado corporation ("Rivo"), and Barry Aiken ("Employee").

         WHEREAS, Employee is currently employed as the Vice President of Finance of the Company;

         WHEREAS, UTI Acquisition Corp., a wholly-owned subsidiary of Rivo has agreed to purchase all of the issued and outstanding shares of the Company's capital stock pursuant to the Purchase Agreement by and among UTI Acquisition Corp., UTI and the shareholder of UTI dated May 31, 2000 (the "Purchase Agreement") and has conditioned the consummation of that purchase on the execution and delivery of this Agreement; and

         WHEREAS, the Company and Rivo desire to retain the services of Employee subsequent to such purchase of shares of the Company's capital stock, and Employee desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and as an inducement to Rivo to complete the purchase of the shares of the Company's capital stock, the parties hereto hereby agree as follows:

         1. Employment. The Company and Rivo hereby employ Employee, and Employee accepts such employment and agrees to perform services for the Company and Rivo, for the period and upon the other terms and conditions set forth in this Agreement.

         2. Position and Duties.

         (a) Service with the Company. During the Term, Employee agrees to serve as Vice President of Finance of the Company and a vice president of Rivo and to perform such reasonable employment duties as the Board of Directors of the Company and Rivo shall assign to him from time to time. Employee's services pursuant to this Agreement shall be performed primarily at the Company's offices in Collegeville, Pennsylvania or at such other facilities of the Company as the Company and Employee may agree upon from time to time.

         (b) Performance of Duties. Employee agrees to serve the Company and Rivo faithfully and to perform Employee's duties and responsibilities to the best of Employee's abilities in a reasonably diligent, trustworthy, businesslike and efficient manner. Employee further agrees to devote his full time, attention and efforts to the business and affairs of the Company and Rivo during the Term. Employee may provide services to eVasc, L.P. ("eVasc") provided that such services are performed in accordance with the provisions of Section 3 of that certain License and Technical Assistance Agreement between UTI and eVasc, as amended from time to time ("License Agreement"), and are charged by and billed for by UTI in accordance with Section 4 of such License Agreement; provided, however, that UTI may limit or restrict the provision of such services by Employee if in UTI's reasonable judgment the performance of such services by Employee materially detracts from Employee's ability to perform other services having higher gross margins. Employee hereby confirms that he is under no contractual commitment inconsistent with his obligations set forth in this Agreement, and that, during the Term, he will not render or perform services for any other corporation, firm, entity or person that are inconsistent with the provisions of this Agreement. Employee hereby further confirms that he has terminated any existing employment agreement, if any, that he may have had with the Company, or any other corporation, firm, entity or person, prior to the date hereof.

         3. Compensation.

         (a) Base Salary. During the Term, Employee's base salary shall be paid at a rate of $133,750 per annum, which base salary shall be paid in regular installments in accordance with the Company's general payroll practices, including those related to withholding for taxes, insurance and similar items. The base salary payable to Employee during each year subsequent to the first year of Employee's employment shall be adjusted pursuant to the Company's established pay-grade scale as may be amended from time-to-time by the Company's Board of Directors but in no event shall the base salary for any subsequent year be less than the base salary in effect for the prior year.

         (b) Bonus. During the Term, Employee shall be eligible to participate in the Discretionary Bonus Pool and the Variable Bonus Plan as described in the Purchase Agreement.

         (c) Participation in Benefit Plans. During the Term, Employee shall be eligible to participate in all of the Company's benefit plans or programs that have been established for the other employees of the Company at the same level as Employee, to the extent that Employee meets the requirements for each individual plan. The Company provides no assurances as to the adoption or continuance of any particular benefit plan or program, and Employee's participation in any such plan or program shall be subject to the terms, provisions, rules and regulations applicable thereto.

         (d) Expenses. During the Term, the Company shall reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by Employee in the performance of his duties under this Agreement in accordance with the Company's customary and normal practices, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.

         (e) Automobile Allowance. During the Term, the Company shall provide Employee with an automobile allowance consistent with UTI policy in effect on the date hereof.


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         4. Term.

         (a) Duration of Employment. Employee's employment hereunder shall be for a period of five (5) years, commencing on the date hereof (the "Term"); provided, however, that Employee's employment hereunder shall terminate prior to the expiration of the Term in the event that at any time during such Term:

                  (i) Employee dies;

                  (ii) Employee becomes Disabled (as hereinafter defined);

                  (iii) The Board of Directors of the Company elects to terminate this Agreement for Cause and notifies Employee in writing of such election;

                  (iv) The Board of Directors of the Company elects to terminate this Agreement without Cause and notifies Employee in writing of such election;

                  (v) Employee elects to terminate this Agreement for "Good Reason" and notifies the Company in writing of such election; or

                  (vi) Employee elects to terminate this Agreement without "Good Reason" and notifies the Company in writing of such election.

         If this Agreement is terminated pursuant to clause (i), (ii), (iii) or
(v) of this Section 4(a), such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (iv) or (vi) of this Section 4(a), such termination shall be effective thirty (30) days after delivery of the notice of termination.

         (b) "Cause" Defined. "Cause" means:

                  (i) Employee has breached the provisions of this Agreement, any material written Company or Rivo policy or any material contract between the Employee and the Company and Employee has failed to cure such breach within thirty (30) days after receipt of written notice of default from the Company;

                  (ii) Employee has failed to perform Employee's duties and responsibilities in accordance with the provisions of Section 2 of this Agreement, as reasonably determined by the Company's Board of Directors, or has engaged in willful misconduct, including, without limitation, willful failure to perform Employee's duties as an officer or employee of the Company or Rivo and Employee has failed to cure such failure or misconduct within thirty (30) days after receipt of written notice of default from the Company;

                  (iii) Employee has committed fraud, misappropriation or embezzlement in connection with the Company's business or has otherwise breached his fiduciary duty to the Company;



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

                  (iv) Employee has been convicted or has pleaded nolo contendere to any act constituting a felony under the laws of any state or of the United States of America, or any crime involving moral turpitude that, in the reasonable determination of the Company's Board of Directors, causes material harm to the Company; or

                  (v) Employee abuses illegal drugs, alcohol or other controlled substances.

         (c) Effect of Termination. Notwithstanding any termination of this Agreement, Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Employee's employment.

         (d) "Disabled" Defined. As used in this Agreement, the term "Disabled" means any mental or physical condition that renders Employee unable to perform the essential functions of his position, with or without reasonable accommodation, as is consistent with the Americans with Disabilities Act and the Family and Medical Leave Act; for a period in excess of ninety (90) consecutive days or more than one hundred twenty (120) days during any period of three hundred sixty-five (365) calendar days.

         (e) Surrender of Records and Property. Upon termination of Employee's employment with the Company, Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company or any of its Affiliates (as hereinafter defined), and all other property, trade secrets and confidential information of the Company or any of its Affiliates, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company or any of its Affiliates, which in any of these cases are in Employee's possession or under Employee's control.

         (f) Wage Continuation. If Employee's employment by the Company is terminated pursuant to clause (i), (ii), (iv) or (v) of Section 4(a), the Company shall continue to pay to Employee or his estate, as the case may be, his base salary then in effect (less any payments received by Employee from any disability income insurance policy provided to him by the Company) and shall continue to provide health insurance benefits for Employee through (i) twelve
(12) months from the date of termination of employment if such termination occurs within the first twelve (12) months of the Term or (ii) six (6) months from the date of termination of employment if such termination occurs after the first twelve (12) months of the Term. If this Agreement is terminated pursuant to clause (iii) or (vi) of Section 4(a), Employee's right to base salary and all benefits shall immediately terminate, except as may otherwise be required by applicable law.

         (g) Termination of Benefits. All of Employee's rights to any other employee benefit hereunder (except as described in 4(f) or pursuant to law) accruing after the termination of Employee's employment with the Company shall cease upon such termination. Upon termination of this Agreement for any reason whatsoever, Employee shall have the right to


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

receive compensation at the rate of Employee's then applicable base salary for any accrued but unused vacation time and any and all benefits due Employee pursuant to Section 3(b) as of termination.

         (h) "Affiliate" Defined. As used in this Agreement, the term "Affiliate" of a person or entity means any person or entity controlled by, controlling or under common control with such person or entity.

         (i) "Good Reason" Defined. As used in this Agreement, the term "Good Reason" means (i) any involuntary reduction in base salary as provided in
Section 3(a) hereof (that does not correspond to any material change or reduction in the duties of Employee which is at the request or consent of Employee); (ii) any non-consensual material reduction in benefits as provided in
Section 3(b) hereof (that does not correspond to any material change or reduction in the duties of Employee which is at the request or consent of Employee); (iii) any involuntary material change in the title, duties or material terms and conditions of employment of Employee; or (iv) any non-consensual required relocation of Employee's principal place of employment of a sixty (60) mile radius of the Employee's then principal place of employment that is expected to be permanent or indefinite, provided that this exception shall not apply to reasonable and necessary business travel of any duration.

         5. Ventures. If, during the Term, Employee is engaged in or associated with the planning or implementing of any project, program or venture involving the Company, or any of its Affiliates, and a third party or parties, all rights in such project, program or venture shall belong to the Company or its Affiliates, as applicable. Except as approved by the Company's Board of Directors, Employee shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to Employee as provided in this Agreement. Employee shall not knowingly have any interest, direct or indirect, in any vendor or customer of the Company or any of its Affiliates.

         6. Intellectual Property.

         (a) Disclosure and Assignment. Employee will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Employee, either solely or in collaboration with others, during the Term, or within six (6) months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company or any of its Affiliates ("Developments"). Employee, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Employee's right, title and interest in and to any and all Developments. At the request of the Company, Employee will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company as the Company shall reasonably



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request during the period ending one (1) year after termination of Employee's employment with the Company.

         (b) Opportunity. If during the Term, or within six (6) months thereafter, Employee develops or conceives of any invention, discovery, improvement, device, design, apparatus, practice, process, method or product of any kind or nature whatsoever, whether patentable or not (collectively, an "Opportunity"), Employee shall as promptly thereafter as practicable disclose the Opportunity to the Company in writing and in reasonable detail. Within 10 business days following its receipt of Employee's disclosure (before and during which time Employee shall not disclose the Opportunity to any other person or entity), the Company shall notify Employee whether the Company believes that the Opportunity constitutes a Development. If the Company informs Employee that the Opportunity is not a Development or fails to respond within ten business days to Employee's disclosure, Employee shall thereafter be free to exploit or pursue the Opportunity in a manner determined by Employee in Employee's sole discretion, but in no event shall Employee do so in violation or derogation of Employee's other obligations under this Agreement. If the Company notifies Employee that the Opportunity is a Development and Employee disagrees with that conclusion, the parties' dispute shall be resolved as provided in Section 7, below, provided that until such dispute is fully and finally resolved Employee shall not disclose the Opportunity to any other person or entity, or take any action intended to exploit, further or profit in any way from the Opportunity, or assist any other person in doing so.

         (c) Limitation on Sections 6(a), 6(b), 6(g) and 6(h). The provisions of Sections 6(a), 6(b), 6(g) and 6(h) shall not apply to any Development meeting the following conditions:

                  (i) such Development was developed entirely on Employee's own time;

                  (ii) such Development was made without the use of any equipment, supplies, facility or trade secret information of the Company or any of its Affiliates;

                  (iii) such Development does not relate (A) directly to the business of the Company or any of its Affiliates or (B) to the Company's, or any of its Affiliate's, actual or demonstrably anticipated research or development; and

                  (iv) such Development does not result from any work performed by Employee for the Company or any of its Affiliates.

         (d) Assistance of Employee. Upon request and without further compensation therefor, but at no expense to Employee, and whether during the Term or thereafter, Employee will do all lawful acts, including but not limited to, the execution of papers and lawful oaths and the giving of testimony, that, in the opinion of the Company, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign patents, including but not limited to, design patents, on the Developments, and for perfecting, affirming and recording the Company's, or any of its Affiliate's, complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.




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

         (e) Records. Employee will keep complete, accurate and authentic accounts, notes, data and records of the Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, Employee will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, Employee will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

         (f) Obligations, Restrictions and Limitations. Employee understands that the Company, or its Affiliates, may enter into agreements or arrangements with agencies of the United States Government, and that the Company, or its Affiliates, as applicable, may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Employee shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him during the Term and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

         (g) Copyrightable Material. All right, title and interest in all copyrightable material that Employee shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to Employee, and whether during the Term or thereafter, Employee shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by Employee for the Company in performing his responsibilities under this Agreement shall be considered "works made for hire," as defined in the U.S. Copyright Act.

         (h) Know-How and Trade Secrets. All know-how and trade secret information conceived or originated by Employee that arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

         (i) Licensed Technical Assistance Agreement. Notwithstanding anything to the contrary, all work performed by Employee pursuant to the License Agreement shall be subject to the foregoing provisions; provided, however, that Employee shall not be required to assign to UTI his right, title and interest in and to any Developments unrelated to Triplex (as defined in the License Agreement). Without limiting the generality of the foregoing, it is the parties' intent that UTI own the entire right, title and interest in and to any Developments, including but not limited to copyrightable material, know-how and trade secrets, pertaining to Triplex regardless of whether such Developments relate in whole or only in part to Triplex, provided, however, that any and all such Developments shall be deemed to be Licensed Rights (as defined in the License Agreement) available for use by eVasc under the License Agreement; provided further that to the extent that any such Development relates in whole or in part to the intellectual property of any other licensor of eVasc ("Third Party Licensor Intellectual Property"), UTI shall acquire all right,




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

title and interest to such Development (although not to the Third Party Licensor Intellectual Property).

         7. Settlement of Disputes.

         (a) Arbitration. Except as provided in Section 7(c), any claims or disputes of any nature between the Company and Employee arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement or any matter relating to Employee's employment and the termination of that employment by the Company shall be resolved exclusively by arbitration in Philadelphia, Pennsylvania, in accordance with, as applicable, the Commercial Arbitration Rules or Rules for Resolution of Employment Disputes then existing of the American Arbitration Association. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing. The fees of the arbitrator(s) and other costs incurred by Employee and the Company in connection with such arbitration shall be paid by the party who or which is unsuccessful in such arbitration.

         (b) Binding Effect. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         (c) Resolution of Certain Claims--Injunctive Relief. Section 7(a) shall have no application to claims by the Company asserting a violation of Section 4(e) or 6 or seeking to enforce, by injunction or otherwise, the terms of
Section 4(e) or 6. Such claims may be maintained by the Company in a lawsuit subject to the terms of Section 7(d). Employee acknowledges that it would be difficult to fully compensate the Company for damages resulting from any breach by him of the provisions of this Agreement. Accordingly, Employee agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of Section 4(e) or 6 by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor, and without the necessity of proving actual damages, and the Company shall be entitled to recover from Employee its reasonable attorneys' fees and costs in enforcing the provisions of Section 4(e) or 6.

         (d) Venue. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the courts of the Philadelphia County, Pennsylvania. Employee and the Company consent to the jurisdiction of such courts over the subject matter set forth in
Section 7(c). Employee waives any right Employee may have to transfer or change the venue of any litigation brought against Employee by the Company.




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

         8. Representations.

         (a) Employee's Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound, (ii) Employee is not a party to or bound by any employment agreement, covenant not to compete or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms.

         (b) Company's Representations. Company hereby represents and warrants to Employee that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment, or decree to which the Company is a party or by which the Company is bound, and (ii) upon the execution and delivery of this Agreement by Employee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

         9. Miscellaneous.

         (a) Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) and that certain Non-Competition Agreement among Employee, UTI and the Company and dated of even date herewith among contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

         (b) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision(s) of this Agreement will not be affected or impaired thereby. To the extent that any court concludes that any provision of this Agreement is void or voidable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable and only in view of the parties' express desire that the Company be protected to the greatest extent allowed by law from the misuse or disclosure of confidential information and/or Developments.

         (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by Section 9(e), successors and assigns.




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

         (e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of Employee, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which fifty percent (50%) or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this
Section 9.

         (f) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by Employee shall constitute a waiver of any other right or breach by Employee.

         (g) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

                  Notices to Employee:

                  Barry Aiken
                  846 Hunsicker Road
                  Telford, PA 18969
                  Fax: (610) 489-0778
                  Fax: (610) 409-2470

                  Notices to Company:

                  Medical Device Manufacturing, Inc. d/b/a Rivo Technologies c/o KRG Capital Partners, LLC
                  1515 Arapahoe Street
                  Tower One, Suite 1500
                  Denver, Colorado 80202
                  Attn: Bruce L. Rogers & Steven D. Neumann
                  Fax: (303) 390-5015



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

                  Medical Device Manufacturing, Inc. d/b/a Rivo Technologies 5000 Independence Street
                  Arvada, Colorado 80002
                  Attn: Eric Pollock
                  Fax: (303) 424-6700

                  with a copy to:

                  Hogan & Hartson L.L.P.
                  1200 17th Street, Suite 1500
                  Denver, Colorado 80202
                  Attn: Steven A. Cohen
                  Fax: (303) 899-7333

         Any party may change the address set forth above by notice to each other party given as provided herein.

         (h) Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         (i) Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this agreement shall be governed by the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law provisions thereof.

         (j) Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph.


MEDICAL DEVICE MANUFACTURING, INC.


By: /s/ ERIC M. POLLOCK
   ----------------------------------------
Name:  Eric M. Pollock
Title: President & Chief Executive Officer



UTI CORPORATION


By: /s/ STEVEN D. NEUMANN
   ----------------------------------------
Name:  Steven D. Neumann
Title: Vice President & Assistant Secretary

EMPLOYEE

/s/ BARRY AIKEN
-------------------------------------------
Barry Aiken